EXHIBIT 10.a
                         Washington Trust Bancorp, Inc.
                            NONCOMPETITION AGREEMENT

               This Noncompetition Agreement (the "Agreement") is made and entered into as of April 16, 2002, by and between Washington Trust Bancorp, Inc. (the "Company") and Patrick J. Shanahan, Jr. (the "Executive").

                                   WITNESSETH:

               WHEREAS, the Company and First Financial Corp., (the "Seller") have entered into an Agreement and Plan of Merger dated as of November 12, 2001 (the "Merger Agreement") pursuant to which Seller will merge with and into Buyer (the "Merger");

               WHEREAS, the Executive is currently the Chairman, Chief Executive Officer and President of the Seller and the parties acknowledge that the Executive has considerable knowledge, business contacts and expertise relating to the business of the Company, which knowledge, contacts and expertise, if used in competition with the Company would substantially harm the business and financial prospects of the Company;

               WHEREAS, the execution of this Agreement is a condition precedent to the Company's obligations to consummate the Merger

               NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good valuable consideration, the parties hereto agree as follows:

1.     Agreement Consideration

               In consideration for execution of this Agreement and the Executive's performance of the covenants of the Executive contained herein, the Company agrees to pay to the Executive $840,000.00 within two (2) business days following consummation of the Merger. It is understood and agreed that the execution and delivery of this Agreement by the Executive is a material inducement to the willingness of the Company to enter into the Merger Agreement and to consummate the transactions contemplated thereby.

2.     Non-Compete

               The Executive agrees that during the three-year period following consummation of the Merger, the Executive will not, directly or indirectly, (i) become a director, officer, employee, principal, agent, consultant or independent contractor of any insured depository institution, trust company or parent holding company of any such institution or company which has an office in Rhode Island, Massachusetts or Connecticut (a "Competing Business"); provided, however, that this provision shall not prohibit the Executive from owning bonds, non-voting preferred stock or up to two percent (2%) of the outstanding common stock of any such entity if such common stock is publicly traded; provided, further, however, that this provision shall not prohibit the Executive from owning the common stock or from serving as a director of the Company or any of its subsidiaries, (ii) solicit or induce, or cause others to solicit or induce, any employee of the Company or any of its subsidiaries to leave the employment of such entities or (iii) solicit (whether by mail, telephone, personal meeting or any other means) any customer of the Company or any of its subsidiaries to transact banking business with any other entity, whether or not a Competing Business, or to reduce or refrain from doing any banking business with the Company or its subsidiaries, or interfere with or damage (or attempt to interfere with or damage) any banking relationship between the Company or its subsidiaries and any such customers.

3.     Confidentiality

               Except as required by law or regulation (including without limitation in connection with any judicial or administrative process or proceeding), the Executive shall keep secret and confidential and shall not disclose to any third party (other than the Company or its subsidiaries) in any fashion or for any purpose whatsoever any information regarding the Company, Seller or any of their respective subsidiaries, which is not available to the general public to which he had access at any time during the course of his employment by Seller or its subsidiaries, including without limitation, any such information relating to: business or operations, plans, strategies, prospects or objectives; products, technology, processes or specifications; research and development, operations or plans; customers and customer lists; distribution, sales, service, support and marketing practices and operations; financial condition, results of operations and prospects; operational strengths and weaknesses; and personnel and compensation policies and procedures.

4.     Injunctive Relief; Remedies

               The Executive agrees that damages at law will be an insufficient remedy to the Company in the event that the Executive violates any of the provisions of Sections 2 or 3, and that the Company may apply for and, upon the requisite showing, have injunctive relief in any court of competent jurisdiction to restrain the breach of threatened or attempted breach of or otherwise to specifically enforce any of the covenants contained in Section 2 or 3. The Executive also agrees that such remedies shall be in addition to any and all remedies, including damages, available to the Company against the Executive for such breaches or threatened or attempted breaches.

5.     Release

               (a) For, and in consideration of the commitments made herein by the Company, the Executive, for himself and for his heirs, successors and assigns, does hereby release completely and forever discharge the Company and its subsidiaries, affiliates, stockholders, attorneys officers, directors, agents and employees, successors and assigns, and any other party associated with the Company (the "Released Parties"), to the fullest extent permitted by applicable law, from any and all claims, rights, demands, actions, liabilities, obligations, causes of action of any and all kind, nature and character whatsoever, know or unknown, in any way connected with his employment by Seller or any of its subsidiaries (including in each case predecessors thereof) either as a director, officer or employee, or in connection with the termination of such employment. Notwithstanding the foregoing, the Executive does not release the Company from any obligations of the Company, Seller or any of their respective subsidiaries to the Executive under (i) any employee benefit plan, agreement or arrangement of Seller or the Company or any of their respective subsidiaries, whether or not referred to in this Agreement, pursuant to which the Executive is entitled to any benefits or payments, (ii) the Merger Agreement and (iii) this Agreement.

               (b) For and in consideration of the commitments made herein by the Executive, including without limitation the releases in paragraph
          (a) above, the Company, for itself, and for its successors and assigns does hereby release completely and forever discharge the Executive and his heirs, successors and assigns, to the fullest extent permitted by applicable law, from any and all claims, rights, demands, actions, liabilities, obligations, causes of action of any and all kind, nature and character whatsoever, known or unknown, in any way connected with the Executive's employment by Seller or any of its subsidiaries (including predecessors thereof), either as a director, officer or employee. Notwithstanding anything in the foregoing to the contrary, the Company does not release the Executive from claims arising out of any breach by the Executive of (i) any law or regulation by the Executive during the term of and related to his employment by Seller or any of its subsidiaries (including predecessors thereof), either as a director, officer or employee, or (ii) this Agreement.

6.     No Disparagement

               The Executive agrees that he shall not, directly or indirectly, make any statement (whether orally, in writing or through any other media), or take any other action, if such statement, or action is intended or could reasonably be expected to disparage the Company, or any of its affiliates or to adversely affect the reputation or business or credit standing of the Company or any of its affiliates.

7.     Representations and Warranties

               The Company and the Executive represent and warrant to each other that they have carefully read this Agreement and consulted with respect thereto with their respective counsel and that each of them fully understands the content of this Agreement and its legal effect. Each party hereto also represents and warrants that this Agreement is a legal, valid and binding obligation of such party which is enforceable against it in accordance with its terms.

8.     Successors and Assigns

               This Agreement will inure to the benefit of and be binding upon the Executive and his heirs, successors and assigns, and upon the Company, including any successor to the Company by merger or consolidation or any other change in form or any other person or firm or corporation to which all or substantially all of the assets and business of the Company may be sold or otherwise transferred. This Agreement may not be assigned by any party hereto without the consent of the other party.

9.     Notices

               All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied
          (with  confirmation),   or  delivered  by  an  express  courier  (with
          confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
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         if to the Company, to:
                           Washington Trust Bancorp, Inc.
                           23 Broad Street
                           Westerly, RI  02891
                           Attn:  John F. Treanor, President
                                  and John C. Warren, Chief Executive Officer

         with copies to:

                           Goodwin Procter LLP
                           Exchange Place
                           Boston, MA  02109-2881
                           Attn:  Paul W. Lee, P.C.
                                  and John T. Haggerty, Esq.
         and

         if to the Executive, to

                           Patrick J. Shanahan, Jr.
                           10 Celestia Court
                           North Kingstown, RI  02903

         with a copy to:

                           Bingham Dana LLP
                           150 Federal Street
                           Boston, MA  02110
                           Attn:  Neal J. Curtin, Esq.
                                  and Stephen H. Faberman, Esq.

10.    Withholding

               The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

11.    Entire Agreement; Severability

               (a) This Agreement incorporates the entire understanding between the parties relating to the subject matter hereof, recites the sole consideration for the promises exchanged and supersedes any and all prior agreements, both written and oral, between the Company and the Executive or the Seller and the Executive, in either case with respect to the subject hereof. In reaching this Agreement, no party has relied upon any representation or promise except those set forth herein.

               (b) Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. In all such cases, the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.

12.    Waiver

               Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

13.    Counterparts

               This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

14.    Governing Law

               This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Rhode Island applicable to agreements made and entirely to be performed within the jurisdiction.

15.    Headings

               The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

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               IN WITNESS  WHEREOF,  the Company and the  Executive  have caused this Agreement to be executed as of the date first above written.

                                     WASHINGTON TRUST BANCORP, INC.


                                     John C. Warren
                                     ___________________________________________
                                     By: John C. Warren
                                     Title: Chairman and Chief Executive Officer


                                     EXECUTIVE:

                                     Patrick J. Shanahan Jr.
                                     ___________________________________________
                                     Patrick J. Shanahan, Jr.